Exhibit 99.1

Press Release

MagnaChip Reports Second Quarter 2015 Financial Results

•	Reports Revenue of $162.0 Million and Total Gross Profit of 21.8%

•	Begins Reporting Gross Profit for Semiconductor Manufacturing Services and Standard Products Group

•	Comprehensive Cost Reduction Plans Initiated

SEOUL, South Korea and SAN JOSE, Calif., August 6, 2015 — MagnaChip Semiconductor Corporation (“MagnaChip”) (NYSE: MX), a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products, today announced financial results for the second quarter ended June 30, 2015.

Revenue for the second quarter of 2015 was $162.0 million, a 1.7% decline compared to $164.9 million for the first quarter of 2015, and down 5.8% compared to $172.1 million for the second quarter of 2014. Semiconductor Manufacturing Services (Foundry) revenue in the second quarter of 2015 was $79.0 million, Display Solutions revenue was $48.9 million and Power Solutions revenue was $34.0 million.

Gross profit was $35.3 million, or 21.8% as a percent of revenue, for the second quarter of 2015. This compares to gross profit of $35.0 million, or 21.2%, for the first quarter of 2015 and $35.5 million, or 20.6%, for the second quarter of 2014. Gross profit improvement stemmed from improved product mix and cost savings activities. Aside from reporting its total gross profit, beginning with this second quarter, MagnaChip is now also reporting the gross profit for its Foundry business segment, and its new Standard Products Group business segment, which includes the Display Solutions and Power Solutions business lines. In the second quarter of 2015, Foundry gross profit was 21.8% and Standard Products Group gross profit was 21.7%.

Net loss, on a GAAP basis, for the second quarter of 2015 totaled $30.6 million, or $0.90 per diluted share, compared to net loss of $20.0 million, or $0.59 cents per diluted share, for the first quarter of 2015 and net income of $15.0 million, or $0.43 per diluted share, for the second quarter of 2014. Net loss was impacted primarily by lower revenue and gross profit as well as by non-cash foreign currency translation loss.

“Revenue in the second quarter was in line with our guidance and gross profit was higher than expected, but the near-term foundry business remains weak and we continue to face major challenges for the remainder of the year,” said YJ Kim, Chief Executive Officer. “We have identified new foundry opportunities to broaden our customer base and position MagnaChip for longer-term growth, but these engagements typically take several quarters to ramp up.”

In commenting on MagnaChip’s previously announced plan to implement a comprehensive cost reduction program, Chief Financial Officer Jonathan Kim said, “Given the current business outlook, we have already reduced our spending by approximately $20 million in the first half of 2015. We are moving to reduce total normalized spending by over $40 million in 2015 and have launched a comprehensive review to assess the feasibility of further cost reductions in 2016.”

Adjusted net loss, a non-GAAP measurement, for the second quarter of 2015 totaled $11.1 million, or $0.32 per diluted share, compared to an adjusted net loss of $9.6 million, or $0.28 per diluted share, in the first quarter of 2015 and compared to an adjusted net loss of $14.1 million, or $0.41 per diluted share, for the second quarter of 2014.

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a more meaningful understanding of the factors and trends affecting MagnaChip’s business and operations. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included following the financial statements.

Cash and cash equivalents totaled $72.7 million at the end of the second quarter of 2015, a decrease of $18.7 million from the end of the prior quarter.

As disclosed in MagnaChip’s 2015 proxy statement, the Board of Directors has established a Strategic Review Committee to assist the Board in reviewing, considering and evaluating strategic alternatives that may be available to MagnaChip. MagnaChip has engaged Barclays to serve as its financial adviser in connection with the strategic review process. No decision has been made to enter into a transaction at this time and Magnachip can offer no assurance that it will enter into any transaction in the future. MagnaChip does not intend to disclose further developments unless and until such time as its Board of Directors has approved a specific course of action, or it otherwise deems further disclosure is appropriate or required.

The following table sets forth information relating to the operating segments:

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Net Sales
Semiconductor Manufacturing Services	$78,962	$90,339	$153,482	$182,267
Standard Products Group
Display Solutions	48,918	45,327	105,271	85,706
Power Solutions	33,995	36,275	67,832	68,050

Total Standard Products Group	82,913	81,602	173,103	153,756
All other	140	129	315	211

Total net sales	$162,015	$172,070	$326,900	$336,234

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Gross Profit
Semiconductor Manufacturing Services	$17,183	$18,601	$32,560	$40,723
Standard Products Group	17,963	16,727	37,388	34,801
All other	140	129	315	210

Total gross profit	$35,286	$35,457	$70,263	$75,734

Second Quarter and Recent Company Events

•	Established a task force to offer diversified products with ultra-low power technology for the fast growing Internet of Things (IoT) market

•	Introduced a new premium 0.18 micron Bipolar-CMOS-DMOS (BCD) 100V high voltage process featuring operability up to 100V for various applications

•	Received the Korea Patent Technology “King Sejong” grand prize award for the first half of 2015 granted by the Korean Intellectual Property Office

•	Initiated the co-development of a 0.18 micron automotive MCU process with several partners

Business Outlook

For the third quarter of 2015, MagnaChip anticipates:

•	Revenue to be in the range of $145 million to $155 million

•	Gross profit to be 20% to 22% as a percent of revenue

Conference Call

MagnaChip will hold a conference call at 5 p.m. EDT today (August 6, 2015) to discuss the second quarter 2015 financial results. The conference call will be webcast live and is also available by dialing 1-866-776-2061 in the U.S. or 1-706-679-0298 for all other locations. The conference ID number is 92718867 and participants are encouraged to initiate their calls at least 10 minutes in advance of the 5 p.m. EDT start time to ensure a timely connection. The webcast and earnings release will be accessible at www.magnachip.com.

A replay of the conference call will be available the same day and will run for 72 hours. The replay access numbers are 1-855-859-2056 or 1-404-537-3406. The access code is 92718867.

About MagnaChip Semiconductor Corporation

Headquartered in South Korea, MagnaChip is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high-volume consumer applications. MagnaChip believes it has one of the broadest and deepest ranges of analog and mixed-signal semiconductor platforms in the industry, supported by its 30-year operating history, a large portfolio of registered and pending patents, and extensive engineering and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through, MagnaChip’s website is not a part of, and is not incorporated into, this release.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about our future operating and financial performance, including third quarter 2015 revenue and gross profit and expectations related to future spending and cost reduction initiatives. All forward-looking statements included in this release are based upon information available to MagnaChip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in MagnaChip’s filings with the SEC, including our Form 10-K filed on May 28, 2015 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACTS:

In the United States: Robert Pursel Director of Investor Relations Tel. +1-408-625-1262 robert.pursel@magnachip.com	In Korea: Chankeun Park Senior Manager, Public Relations Tel. +82-2-6903-3195 chankeun.park@magnachip.com

# # #

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Net sales	$162,015	$164,885	$172,070
Cost of sales	126,729	129,908	136,613

Gross profit	35,286	34,977	35,457

Gross profit %	21.8%	21.2%	20.6%
Operating expenses
Selling, general and administrative expenses	28,588	25,030	30,746
Research and development expenses	21,931	22,160	24,059

Total operating expenses	50,519	47,190	54,805

Operating loss	(15,233)	(12,213)	(19,348)
Interest expense, net	(3,933)	(4,063)	(4,007)
Foreign currency gain (loss), net	(12,296)	(3,176)	38,424
Other income, net	234	556	597
Income (loss) before income taxes	(31,228)	(18,896)	15,666

Income tax expenses (benefits)	(602)	1,133	656

Net income (loss)	$(30,626)	$(20,029)	$15,010

Earnings (loss) per common share :
- Basic	$(0.90)	$(0.59)	$0.44
- Diluted	$(0.90)	$(0.59)	$0.43

Weighted average number of shares—Basic	34,092,402	34,056,468	34,056,359
Weighted average number of shares—Diluted	34,092,402	34,056,468	35,177,915

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Net income (loss)	$(30,626)	$(20,029)	$15,010
Adjustments:
Depreciation and amortization	6,797	6,870	7,754
Interest expense, net	3,933	4,063	4,007
Income tax expenses (benefits)	(602)	1,133	656
Equity-based compensation expense	1,792	185	455
Foreign currency loss (gain), net	12,296	3,176	(38,424)
Derivative valuation loss, net	306	—	36
Restatement related expenses	5,168	7,058	8,477

Adjusted EBITDA	$(936)	$2,456	$(2,029)

Adjusted EBITDA per common share:
- Diluted	$(0.03)	$0.07	$(0.06)
Weighted average number of shares– Diluted	34,092,402	34,056,468	34,056,359
Net income (loss)	$(30,626)	$(20,029)	$15,010
Adjustments:
Amortization of intangibles	—	—	371
Equity-based compensation expense	1,792	185	455
Foreign currency loss (gain), net	12,296	3,176	(38,424)
Derivative valuation loss, net	306	—	36
Restatement related expenses	5,168	7,058	8,477

Adjusted net loss	$(11,064)	$(9,610)	$(14,075)

Adjusted net loss per common share:
- Diluted	$(0.32)	$(0.28)	$(0.41)
Weighted average number of shares — Diluted	34,092,402	34,056,468	34,056,359

We define Adjusted EBITDA as net income (loss), adjusted to exclude (i) depreciation and amortization, (ii) interest expense, net, (iii) income tax expenses (benefits), (iv) equity-based compensation expense, (v) foreign currency loss (gain), net, (vi) derivative valuation loss, net and (vii) restatement related expenses.

We present Adjusted Net Income as a further supplemental measure of our performance. We prepare Adjusted Net Income by adjusting net income to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income as net income (loss), adjusted to exclude (i) amortization of intangibles, (ii) equity-based compensation expense, (iii) foreign currency loss (gain), net, (vi) derivative valuation loss, net and (v) restatement related expenses.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars, except share data)

(Unaudited)

	June 30, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$72,672	$102,434
Accounts receivable, net	67,780	72,957
Inventories, net	71,800	75,334
Other receivables	5,450	10,616
Prepaid expenses	7,142	7,560
Current deferred income tax assets	43	237
Hedge collateral	6,380	—
Other current assets	7,383	6,898

Total current assets	238,650	276,036

Property, plant and equipment, net	208,351	223,766
Intangible assets, net	2,476	2,451
Long-term prepaid expenses	9,875	10,916
Deferred income tax assets	260	415
Other non-current assets	12,876	14,147

Total assets	$472,488	$527,731

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$57,432	$70,767
Other accounts payable	9,724	10,986
Accrued expenses	75,556	81,060
Other current liabilities	5,946	6,460
Total current liabilities	148,658	169,273

Long-term borrowings, net	224,095	224,035
Accrued severance benefits, net	143,727	139,289
Other non-current liabilities	10,703	13,636

Total liabilities	527,183	546,233

Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 40,840,685 shares issued and 34,261,920 outstanding at June 30, 2015 and 40,635,233 shares issued and 34,056,468 outstanding at December 31, 2014	408	406
Additional paid-in capital	121,602	118,419
Accumulated deficit	(61,998)	(11,343)
Treasury stock, 6,578,765 shares at June 30, 2015 and December 31, 2014	(90,918)	(90,918)
Accumulated other comprehensive loss	(23,789)	(35,066)

Total stockholders’ equity (deficit)	(54,695)	(18,502)

Total liabilities and stockholders’ equity	$472,488	$527,731

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US dollars)

(Unaudited)

	Three Months Ended	Six Months Ended
	June 30, 2015	June 30, 2015	June 30, 2014
Cash flows from operating activities
Net loss	$(30,626)	$(50,655)	$(6,595)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	6,797	13,667	15,022
Provision for severance benefits	4,617	11,877	9,426
Bad debt expenses (reversal of allowance)	17	(3)	3,724
Amortization of debt issuance costs and original issue discount	162	324	301
Loss (gain) on foreign currency, net	12,967	17,146	(31,969)
Gain on disposal of investments	—	—	(1,524)
Stock-based compensation	1,792	1,977	1,072
Other	1,769	1,547	758
Changes in operating assets and liabilities
Accounts receivable	3,012	3,145	6,712
Inventories, net	3,324	1,623	(11,537)
Other receivables	(617)	5,523	781
Other current assets	3,888	2,235	4,590
Deferred tax assets	15	339	391
Accounts payable	(18,333)	(12,431)	4,556
Other accounts payable	(669)	(5,550)	(8,560)
Accrued expenses	(3,084)	(10,710)	20,260
Other current liabilities	(284)	(2,058)	1,230
Other non-current liabilities	(864)	(1,084)	292
Payment of severance benefits	(2,890)	(4,231)	(3,490)
Other	220	(147)	13

Net cash provided by (used in) operating activities	(18,787)	(27,466)	5,453

Cash flows from investing activities
Payment of hedge collateral	(6,555)	(6,555)	—
Proceeds from disposal of investments	—	—	2,003
Purchase of plant, property and equipment	(1,407)	(1,964)	(12,058)
Payment for intellectual property registration	(186)	(263)	(490)
Payment of guarantee deposits	(231)	(642)	(308)
Other	222	237	39

Net cash used in investing activities	(8,157)	(9,187)	(10,814)

Cash flows from financing activities
Proceeds from issuance of common stock	1,208	1,208	67

Net cash provided by financing activities	1,208	1,208	67

Effect of exchange rates on cash and cash equivalents	7,013	5,683	(7,315)

Net decrease in cash and cash equivalents	(18,723)	(29,762)	(12,609)

Cash and cash equivalents
Beginning of the period	91,395	102,434	153,606

End of the period	$72,672	$72,672	$140,997